Exhibit 4.5

GROUP 1 AUTOMOTIVE, INC.
401(k) SAVINGS PLAN

As Restated Effective September 1, 2001

GROUP 1 AUTOMOTIVE, INC.
401(k) SAVINGS PLAN

W I T N E S S E T H :

     WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the “Company”) has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. 401(K) SAVINGS PLAN, hereinafter referred to as the “Plan,” for the benefit of its employees; and

     WHEREAS, the Plan has been amended on numerous occasions; and

     WHEREAS, the Company desires to restate the Plan to include all prior amendments;

     NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of September 1, 2001, except as otherwise indicated herein:

(i)

(ii)

PAGE
		(40)	Rollover Contribution Account	I-6
		(41)	Rollover Contributions	I-6
		(42)	Service	I-6
		(43)	Severance from Service Date	I-6
		(44)	Trust	I-9
		(45)	Trust Agreement	I-9
		(46)	Trust Fund	I-9
		(47)	Trustee	I-9
		(48)	Vested Interest	I-9
		(49)	Vesting Service	I-9
	1.2	Number and Gender		I-9
	1.3	Headings		I-9
	1.4	Construction		I-9
II.	Participation			II-1
	2.1	Eligibility		II-1
	2.2	Participation Service		II-1
III.	Contributions			III-1
	3.1	Before-Tax Contributions		III-1
	3.2	Employer Matching Contributions		III-2
	3.3	Employer Safe Harbor Contributions		III-2
	3.4	Restrictions on Employer Matching Contributions		III-3
	3.5	Return of Contributions		III-3
	3.6	Disposition of Excess Deferrals and Excess Contributions		III-3
	3.7	Rollover Contributions		III-5
	3.8	Minimum Before-Tax and Employer Matching Contributions		III-5
IV.	Allocations and Limitations			IV-1
	4.1	Suspended Amounts		IV-1
	4.2	Allocation of Contributions		IV-1
	4.3	Application of Forfeitures		IV-2
	4.4	Valuation of Accounts		IV-2
	4.5	Limitations and Corrections		IV-2
V.	Investment of Accounts			V-1
	5.1	Investment of Accounts		V-1
VI.	Retirement Benefits			VI-1
	6.1	Retirement Benefits		VI-1
VII.	Disability Benefits			VII-1
	7.1	Disability Benefits		VII-1
	7.2	Total and Permanent Disability Determined		VII-1
VIII.	Severance Benefits and Determination of Vested Interest			VIII-1
	8.1	No Benefits Unless Herein Set Forth		VIII-1

(iii)

PAGE
	8.2	Severance Benefit	VIII-1
	8.3	Determination of Vested Interest	VIII-1
	8.4	Crediting of Vesting Service	VIII-2
	8.5	Forfeiture of Vesting Service	VIII-2
	8.6	Forfeitures of Nonvested Account Balance	VIII-2
	8.7	Restoration of Forfeited Account Balance	VIII-3
	8.8	Special Formula for Determining Vested Interest for Partial Accounts	VIII-3
IX.	Death Benefits		IX-1
	9.1	Death Benefits	IX-1
	9.2	Designation of Beneficiaries	IX-1
X.	Time and Form of Payment of Benefits		X-1
	10.1	Determination of Benefit Commencement Date	X-1
	10.2	Form of Payment and Payee	X-2
	10.3	Direct Rollover Election	X-2
	10.4	Unclaimed Benefits	X-2
	10.5	Claims Review	X-2
XI.	In-Service Withdrawals		XI-1
	11.1	In-Service Withdrawals	XI-1
	11.2	Restriction on In-Service Withdrawals	XI-2
XII.	Loans		XII-1
	12.1	Eligibility for Loan	XII-1
	12.2	Maximum Loan	XII-1
XIII.	Administration of the Plan		XIII-1
	13.1	Appointment of Committee	XIII-1
	13.2	Term, Vacancies, Resignation, and Removal	XIII-1
	13.3	Officers, Records, and Procedures	XIII-1
	13.4	Meetings	XIII-1
	13.5	Self-Interest of Members	XIII-1
	13.6	Compensation and Bonding	XIII-2
	13.7	Committee Powers and Duties	XIII-2
	13.8	Employer to Supply Information	XIII-3
	13.9	Temporary Restrictions	XIII-3
	13.10	Indemnification	XIII-3
XIV.	Trustee and Administration of Trust Fund		XIV-1
	14.1	Appointment, Resignation, Removal, and Replacement of Trustee	XIV-1
	14.2	Trust Agreement	XIV-1
	14.3	Payment of Expenses	XIV-1
	14.4	Trust Fund Property	XIV-1
	14.5	Distributions from Members’ Accounts	XIV-2
	14.6	Payments Solely from Trust Fund	XIV-2
	14.7	No Benefits to the Employer	XIV-2

(iv)

PAGE
XV.	Fiduciary Provisions		XV-1
	15.1	Article Controls	XV-1
	15.2	General Allocation of Fiduciary Duties	XV-1
	15.3	Fiduciary Duty	XV-1
	15.4	Delegation of Fiduciary Duties	XV-1
	15.5	Investment Manager	XV-2
XVI.	Amendments		XVI-1
	16.1	Right to Amend	XVI-1
	16.2	Limitation on Amendments	XVI-1
XVII.	Discontinuance of Contributions, Termination, Partial Termination, and Merger or Consolidation		XVII-1
	17.1	Right to Discontinue Contributions, Terminate, or Partially Terminate	XVII-1
	17.2	Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination	XVII-1
	17.3	Merger, Consolidation, or Transfer	XVII-1
XVIII.	Participating Employers		XVIII-1
	18.1	Designation of Other Employers	XVIII-1
	18.2	Single Plan	XVIII-1
XIX.	Miscellaneous Provisions		XIX-1
	19.1	Not Contract of Employment	XIX-1
	19.2	Alienation of Interest Forbidden	XIX-1
	19.3	Uniformed Services Employment and Reemployment Rights Act Requirements	XIX-1
	19.4	Payments to Minors and Incompetents	XIX-1
	19.5	Acquisition and Holding of Company Stock	XIX-1
	19.6	Member’s and Beneficiary’s Addresses	XIX-2
	19.7	Incorrect Information, Fraud, Concealment, or Error	XIX-2
	19.8	Severability	XIX-2
	19.9	Jurisdiction	XIX-2
XX.	Top-Heavy Status		XX-1
	20.1	Article Controls	XX-1
	20.2	Definitions	XX-1
	20.3	Top-Heavy Status	XX-2
	20.4	Termination of Top-Heavy Status	XX-3
	20.5	Effect of Article	XX-3
APPENDIX A
APPENDIX B

(v)

I.

Definitions and Construction

     1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1)	Account(s): A Member’s Before-Tax Account, Employer Contribution Account, and/or Rollover Contribution Account, including the amounts credited thereto.

(2)	Act: The Employee Retirement Income Security Act of 1974, as amended.

(3)	Before-Tax Account: An individual account for each Member, which is credited with the Before-Tax Contributions made by the Employer on such Member’s behalf and the Employer Safe Harbor Contributions, if any, made on such Member’s behalf pursuant to Section 3.3 to satisfy the restrictions set forth in Section 3.1(e) and which is credited with (or debited for) such account’s allocation of net income (or net loss) and changes in value of the Trust Fund.

(4)	Before-Tax Contributions: Contributions made to the Plan by the Employer on a Member’s behalf in accordance with the Member’s elections to defer Compensation under the Plan’s qualified cash or deferred arrangement as described in Section 3.1.

(5)	Benefit Commencement Date: With respect to each Member or beneficiary, the date such Member’s or beneficiary’s benefit is paid to him from the Trust Fund.

(6)	Business Unit: An operating unit of the Employer’s business, whether or not separately incorporated, as determined by the Directors.

(7)	CEO: The Chief Executive Officer of the Company.

(8)	Code: The Internal Revenue Code of 1986, as amended.

(9)	Committee: The administrative committee appointed by the CEO to administer the Plan.

(10)	Company: Group 1 Automotive, Inc.

(11)	Company Stock: The common stock of Group 1 Automotive, Inc.

(12)	Compensation: The total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Member for services actually rendered or labor performed for the Employer while a Member and an Employee to the extent such amounts are includable in gross income, subject to the following adjustments and limitations:

(A)	The following shall be excluded:

(i)	reimbursements and other expense allowances;

(ii)	cash and noncash fringe benefits;

(iii)	moving expenses;

(iv)	Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under section 401(a) of the Code or nonqualified;

(v)	welfare benefits;

(vi)	amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code;

(vii)	amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture;

(viii)	amounts realized as a result of an election described in section 83(b) of the Code;

(ix)	any amount realized as a result of a disqualifying disposition within the meaning of section 421(a) of the Code; and

(x)	any other amounts that receive special tax benefits under the Code but are not hereinafter included.

(B)	Elective contributions made on a Member’s behalf by the Employer that are not includable in income under section 125 or section 402(e)(3) of the Code and any amounts that are not includable in the gross income of a Member under a salary reduction agreement by reason of the application of section 132(f) of the Code shall be included.

(C)	The Compensation of any Member taken into account for purposes of the Plan shall be limited to $160,000 for any Plan Year with such limitation to be:

(i)	adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

(ii)	prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

(13)	Controlled Entity: Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

(14)	Direct Rollover: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

(15)	Directors: The Compensation Committee of the Board of Directors of the Company.

(16)	Distributee: Each (A) Member entitled to an Eligible Rollover Distribution, (B) Member’s surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

(17)	Effective Date: September 1, 2001; except that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation as to any plan merged into this Plan.

(18)	Eligible Employee: Each Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan, (B) a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States, and (C) an Employee who is a Leased Employee. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor or other non-common law employee shall be eligible to become a Member of the Plan.

(19)	Eligible Retirement Plan: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions and applicable law may accept such Distributee’s Eligible Rollover Distribution and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

(20)	Eligible Rollover Distribution: Any distribution of all or any portion of the Accounts of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution, (F) any corrective distribution provided in Sections 3.6 and 4.6(b), (G) a distribution pursuant to Section 11.1(c) from the Before-Tax Account of a Member who has not attained age 59½, and (H) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.

(21)	Employee: Each (A) individual employed by the Employer and (B) Leased Employee.

(22)	Employer: The Company and each entity that has been designated to participate in the Plan pursuant to the provisions of Article XVIII.

(23)	Employer Contribution Account: An individual account for each Member, which is credited with the sum of (A) the Employer Matching Contributions made on such Member’s behalf, and (B) the Employer Safe Harbor Contributions, if any, made on such Member’s behalf pursuant to Section 3.3 to satisfy the restrictions set forth in Section 3.4 and which is credited with (or debited for) such account’s allocation of net income (or net loss) and changes in value of the Trust Fund.

(24)	Employer Contributions: The total of Employer Matching Contributions and Employer Safe Harbor Contributions.

(25)	Employer Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.2.

(26)	Employer Safe Harbor Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.3.

(27)	Employment Commencement Date: The date on which an individual first performs an Hour of Service.

(28)	Highly Compensated Employee: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the “Determination Year”) and who:

(A)	is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the “Look-Back Year”); or

(B)	For the Look-Back Year, receives compensation (within the meaning of section 414(q)(4) of the Code; “compensation” for purposes of this Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year.

For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer and

(ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee’s fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a “highly compensated employee” set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

(29)	Hour of Service: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity for the performance of duties or for reasons other than the performance of duties; provided, however, that no more than 501 Hours of Service shall be credited to an individual on account of any continuous period during which he performs no duties. Such Hours of Service shall be credited to the individual for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the individual for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. The number of Hours of Service to be credited to an individual for any computation period shall be governed by 29 CFR §§ 2530.200b-2(b) and (c). Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

(30)	Investment Fund: Investment funds made available from time to time for the investment of plan assets as described in Article V.

(31)	Leased Employee: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or a Controlled Entity.

(32)	Member: Each individual who (A) has met the eligibility requirements for participation in the Plan and elected to participate in the Plan pursuant to Article II or (B) has made a Rollover Contribution in accordance with Section 3.7, but only to the extent provided in Section 3.7. For purposes of Article V only, the beneficiary of a deceased Member and any alternate payee under a qualified domestic relations order (as defined in Section 19.2) shall have the rights of a Member.

(33)	Normal Retirement Date: The date a Member attains the age of sixty-five.

(34)	Participation Service: The measure of service used in determining an Employee’s eligibility to participate in the Plan as determined pursuant to Section 2.2.

(35)	Period of Service: Each period of an individual’s Service commencing on his Employment Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an individual is absent from Service by reason of the individual’s pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence. A Period of Service shall also include any period required to be credited as a Period of Service by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

(36)	Period of Severance: Each period of time commencing on an individual’s Severance from Service Date and ending on a Reemployment Commencement Date.

(37)	Plan: The Group 1 Automotive, Inc. 401(k) Savings Plan, as amended from time to time.

(38)	Plan Year: The twelve-consecutive month period commencing January 1 of each year except that the first Plan Year of the Plan shall commence July 1, 1999, and end December 31, 1999.

(39)	Reemployment Commencement Date: The first date upon which an individual performs an Hour of Service following a Severance from Service Date.

(40)	Rollover Contribution Account: An individual account for a Member, which is credited with the Rollover Contributions of such Member and which is credited with (or debited for) such account’s allocation of net income (or net loss) and changes in value of the Trust Fund.

(41)	Rollover Contributions: Contributions made by a Member pursuant to Section 3.7.

(42)	Service: The period of an individual’s employment with the Employer or a Controlled Entity. In addition, the Committee, in its discretion, may credit individuals with Service for employment with any other entity, but only if and when such individual becomes an Eligible Employee and only if such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly-situated Eligible Employees.

(43)	Severance from Service Date: The first date on which an individual terminates his Service following his Employment Commencement Date or a Reemployment Commencement Date, if applicable. Notwithstanding the foregoing, the Severance from Service Date of an individual who is absent from Service by reason of the individual’s pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

(44)	Trust: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which the Plan benefits are distributed.

(45)	Trust Agreement: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

(46)	Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Members, together with all income, profits, and increments thereto.

(47)	Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(48)	Vested Interest: The portion of a Member’s Accounts which, pursuant to the Plan, is nonforfeitable.

(49)	Vesting Service: The measure of service used in determining a Member’s Vested Interest as determined pursuant to Sections 8.4 and 8.5.

     1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     1.4 Construction. It is intended that the Plan be qualified within the meaning of section 401(a) of the Code and that the Trust be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.

II.

Participation

     2.1 Eligibility. Each Eligible Employee shall become a Member upon the later of the date on which such Eligible Employee completes six months of Participation Service or the date on which such Eligible Employee attains the age of eighteen. Notwithstanding the foregoing:

     (a) An Eligible Employee who was a Member of the Plan prior to a termination of employment shall remain a Member upon his reemployment as an Eligible Employee;

     (b) An Employee who has completed six months of Participation Service and has attained the age of eighteen but who has not become a Member of the Plan because he was not an Eligible Employee shall become a Member of the Plan upon the date he becomes an Eligible Employee as a result of a change in his employment status;

     (c) An Eligible Employee who had completed six months of Participation Service but who had not attained the age of eighteen prior to a termination of his employment shall become a Member upon the date of his reemployment;

     (d) A Member who ceases to be an Eligible Employee but remains an Employee shall continue to be a Member but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.

     2.2 Participation Service.

          (a) Subject to the remaining Paragraphs of this Section, an individual shall be credited with Participation Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

          (b) Paragraph (a) above notwithstanding, if an individual terminates his Service (at a time other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

          (c) Paragraph (a) above notwithstanding, if an individual terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

          (d) In the case of an individual who terminates employment at a time when he does not have any Vested Interest in his Employer Contribution Account but who then incurs a Period of Severance which equals or exceeds the greater of (1) five years or (2) his Period of

II-1

Service prior to such Period of Severance, such individual’s Period of Service completed before such Period of Severance shall be disregarded in determining his Participation Service.

II-2

III.

Contributions

     3.1 Before-Tax Contributions.

          (a) A Member may elect to defer an integral percentage of from 1% to 15% (or such lesser percentage as may be prescribed from time to time by the Committee) of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member’s election to defer an amount of his Compensation pursuant to this Section shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The Compensation elected to be deferred by a Member pursuant to this Section shall become a part of the Employer’s Before-Tax Contributions and shall be allocated in accordance with Section 4.2(a). Compensation for a Plan Year not so deferred by a Member shall be received by such Member in cash.

          (b) A Member’s deferral election shall remain in force and effect for all periods following the effective date of such election (which shall be as soon as administratively feasible after the election is made) until modified or terminated or until such Member terminates his employment. A Member who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above) by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee.

          (c) A Member may cancel his deferral election by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Committee. A Member who so cancels his deferral election may resume deferrals by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.

          (d) In restriction of the Members’ elections provided in Paragraphs (a), (b), and (c) above, the Before-Tax Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Member for any calendar year shall not exceed $10,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code).

          (e) In further restriction of the Members’ elections provided in Paragraphs (a), (b), and (c) above, it is specifically provided that one of the “actual deferral percentage” tests set forth in section 401(k)(3) of the Code and the Treasury regulations thereunder must be met in each Plan Year with respect to which the Plan does not satisfy the alternative method of satisfying the nondiscrimination requirements as set forth in section 401(k)(12) of the Code. Such testing shall utilize the prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury regulation § 1.401(m)-2(b)) occurs during a Plan

III-1

Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation § 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the “actual contribution percentages” of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.6(c) and applicable Treasury regulations, so that there is no such multiple use.

          (f) If the restrictions set forth in Paragraph (d) or (e) above would not otherwise be met for any Plan Year, the Compensation deferral elections made pursuant to Paragraphs (a), (b), and (c) above of affected Members may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

          (g) As soon as administratively feasible following the end of each payroll period, but no later than the time required by applicable law, the Employer shall contribute to the Trust, as Before-Tax Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Member during such payroll period. Such contributions, as well as the contributions made pursuant to Sections 3.2 and 3.3, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

     3.2 Employer Matching Contributions. For each Plan Year, the Employer may contribute to the Trust, as Employer Matching Contributions, a discretionary amount based upon the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each Member during such Plan Year. The Directors shall determine whether Employer Matching Contributions will be made for the Plan Year, the matching percentage, and the percentage of a Member’s Compensation upon which the match shall be based. The Committee shall determine the timing of such matching contributions. The Directors may make different such determinations for different Business Units of the Employer. The Employer may contribute Employer Matching Contributions in the form of cash or shares of Company Stock or a combination thereof.

     3.3 Employer Safe Harbor Contributions. In addition to the Employer Matching Contributions made pursuant to Section 3.2 for each Plan Year, the Employer, in its discretion, may contribute to the Trust as a “safe harbor contribution” for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) (with respect to certain restrictions on Before-Tax Contributions) and Section 3.4 (with respect to certain restrictions on Employer Matching Contributions. Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered “qualified matching contributions” (within the meaning of Treasury regulation § 1.401(k)-1(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in Section 3.4 shall be considered Employer Matching Contributions for purposes of such Section. Any amounts contributed pursuant to this Paragraph shall be allocated in accordance with the provisions of Sections 4.2(d) and (e).

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     3.4 Restrictions on Employer Matching Contributions. In restriction of the Employer Matching Contributions hereunder, it is specifically provided that one of the “actual contribution percentage” tests and/or alternative methods of satisfying such tests set forth in section 401(m) of the Code and the Treasury regulations thereunder must be met in each Plan Year. Such testing shall utilize the prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Before-Tax Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

     3.5 Return of Contributions. Anything to the contrary herein notwithstanding, the establishment of the Plan and contributions made under the Plan are contingent upon an initial determination by the Internal Revenue Service that the Plan is, as of the Effective Date, a qualified Plan and Trust within the meaning of sections 401(a) and 501(a) of the Code. If such a determination is not received by the Employer after it has had an opportunity to amend the Plan and Trust to so qualify, the Plan shall not be effective and the Employer’s contributions to the Plan, adjusted for any net earnings or losses of the Trust Fund attributable thereto, shall be returned to the Employer by the Trustee within one year after the date of denial of qualification of the Plan. Moreover, the Employer’s contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.3. Finally, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.3.

     3.6 Disposition of Excess Deferrals and Excess Contributions.

          (a) Anything to the contrary herein notwithstanding, any Before-Tax Contributions to the Plan for a calendar year on behalf of a Member in excess of the limitations set forth in Section 3.1(d) and any “excess deferrals” from other plans allocated to the Plan by such Member no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Member not later than April 15 of the next following calendar year.

          (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Before-Tax Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Before-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e), an excess amount shall be determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Employees in order of their highest actual deferral percentages in accordance with section 401(k)(8)(B)(ii) of the Code and the Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar

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amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(k)(8)(C) of the Code and the Treasury regulations thereunder before the end of the next following Plan Year.

          (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Matching Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.4 , an excess amount shall be determined by reducing Employer Matching Contributions made on behalf of Highly Compensated Employees in order of their highest contribution percentages in accordance with section 401(m)(6)(B)(ii) of the Code and Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(m)(6)(C) of the Code and the Treasury regulations thereunder (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Employer Matching Contributions shall be forfeited pursuant to this Paragraph only if distribution of all vested Employer Matching Contributions is insufficient to meet the requirements of this Paragraph. If vested Employer Matching Contributions are distributed to a Member and nonvested Employer Matching Contributions remain credited to such Member’s Accounts, such nonvested Employer Matching Contributions shall vest at the same rate as if such distribution had not been made.

          (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

          (1) First, Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

          (2) Next, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

          (3) Next, excess Before-Tax Contributions described in Paragraph (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

          (4) Next, excess Before-Tax Contributions described in Paragraph (b) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

          (5) Next, excess Employer Matching Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited); and

          (6) Finally, Employer Matching Contributions that relate to Before Tax Contributions that have been distributed pursuant to the provisions of Paragraph (2)

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     or (4) above that were not distributed or forfeited pursuant to the provisions of Paragraph (5) above shall be forfeited.

          (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 21/2 months after the end of the Plan Year.

     3.7 Rollover Contributions. Qualified Rollover Contributions may be made to the Plan by any Member of amounts received by such Member from certain individual retirement accounts or annuities or from an employees’ trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are “eligible rollover distributions” within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Member or paid to the Plan as a “direct” Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Member for whose benefit the Rollover Contribution is being made. Any Member desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Member furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Member for whose benefit such Rollover Contribution is being made as of the last day of the month in which such Rollover Contribution is made.

     3.8 Minimum Before-Tax and Employer Matching Contributions.

          (a) With respect to each Plan Year, the Committee may, in its discretion and at any time during such Plan Year, specify a specific dollar amount that shall be a fixed minimum contribution (the “Minimum Contribution”) to be made by the Employer to the Plan for such Plan Year, with such contribution to be made in one or more installments (without liability for interest) as determined by the Employer (but no later than the time prescribed by the Code for the filing of the Employer’s Federal income tax return (including extensions) for the taxable year of the Employer that ends within such Plan Year). The Minimum Contribution for a Plan Year shall be allocated solely to the individuals who, as of the date specified by the Committee at the time the Committee establishes the amount of the Minimum Contribution for such Plan Year, are Members of the Plan pursuant to Article II (each such Member being individually referred to as an “Eligible Member” for purposes of Paragraph (b) below).

          (b) The Minimum Contribution, if any, for a Plan Year shall be allocated as follows: (1) first, the Minimum Contribution shall be used to fund the Before-Tax Contributions

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for the Eligible Members for such Plan Year and shall be allocated to the Before-Tax Accounts of the Eligible Members pursuant to Section 4.1(a); (2) second, the Minimum Contribution shall be used to fund the Employer Matching Contributions for the Eligible Members for such Plan Year and shall be allocated to the Employer Contribution Accounts of the Eligible Members pursuant to Section 4.1(b); and (3) finally, if the Minimum Contribution exceeds the aggregate amount of contributions allocated to the Accounts of the Eligible Members pursuant to clauses (1) and (2) of this sentence, then such excess shall be allocated to the Employer Contribution Accounts of the Eligible Members, and the allocation to each such Account shall be that portion of such excess which is in the same proportion that the Employer Matching Contributions on behalf of such Eligible Member for such Plan Year bears to the total of all Employer Matching Contributions on behalf of all Eligible Members for such Plan Year. Notwithstanding the preceding sentence and Section 4.5, if the allocation for a Plan Year to an Eligible Member as provided in the preceding sentence would otherwise exceed the limitation set forth in Section 4.5, then such excess shall be allocated to the Employer Contribution Accounts of the other Eligible Members who have not reached such limitation for such Plan Year in a manner similar to that specified in clause (3) of the preceding sentence (except that, for purposes of such allocation, the Employer Matching Contributions on behalf of the Eligible Members who have reached the limitation set forth in Section 4.5 for such Plan Year shall be disregarded), and this process shall be repeated until the entire Minimum Contribution for such Plan Year has been allocated to the Eligible Members. In the event of any conflict between the provisions of this Paragraph and Section 4.2, the provisions of this Paragraph shall control.

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IV.

Allocations and Limitations

     4.1 Suspended Amounts. All contributions, forfeitures, and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated or applied as provided herein.

     4.2 Allocation of Contributions.

          (a) Before-Tax Contributions made by the Employer on a Member’s behalf for each payroll period pursuant to Section 3.1 shall be allocated to such Member’s Before-Tax Account.

          (b) The Employer Matching Contributions for each Plan Year pursuant to Section 3.2 shall be allocated to the Employer Contribution Accounts of the Members for whom such contributions were made.

          (c) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.3 for a Plan Year in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated to the Before-Tax Accounts of Members who (1) received an allocation of Before-Tax Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an “Eligible Member” for purposes of this Paragraph). Such allocation shall be made, first, to the Before-Tax Account of the Eligible Member who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Member, then to the Before-Tax Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Member, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.6 has been reached as to all Eligible Members. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Before-Tax Accounts of all Members who were Eligible Employees during such Plan Year, with the allocation to each such Member’s Before-Tax Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Member’s Compensation for such Plan Year bears to the total of all such Members’ Compensation for such Plan Year.

          (d) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.3 for a Plan Year in order to satisfy the restrictions set forth in Section 3.4 shall be allocated to the Employer Contribution Accounts of Members who (1) received an allocation of Employer Matching Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an “Eligible Member” for purposes of this Paragraph). Such allocation shall be made, first, to the Employer Contribution Account of the Eligible Member who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.5 has been reached as to such Eligible Member, then to the Employer Contribution Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.5 has been reached as to such Eligible Member, and continuing in such manner until the Employer

Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.5 has been reached as to all Eligible Members. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Employer Contribution Accounts of all Members who were Eligible Employees during such Plan Year, with the allocation to each such Member’s Employer Contribution Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Member’s Compensation for such Plan Year bears to the total of all such Members’ Compensation for such Plan Year.

          (e) If an Employer Safe Harbor Contribution is made in order to satisfy the restrictions set forth in both Section 3.1(e) and Section 3.4 for the same Plan Year, the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated pursuant to Paragraph (c) above prior to allocating the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.4 (pursuant to Paragraph (d) above). In determining the application of the limitations set forth in Section 4.5 to the allocations of Employer Safe Harbor Contributions, all Annual Additions (as such term is defined in Section 4.5) to a Member’s Accounts other than Employer Safe Harbor Contributions shall be considered allocated prior to Employer Safe Harbor Contributions.

          (f) All contributions to the Plan shall be considered allocated to Members’ Accounts no later than the last day of the Plan Year for which they were made, as determined pursuant to Article III, except that, for purposes of Section 4.4, contributions shall be considered allocated to Members’ Accounts when received by the Trustee.

     4.3 Application of Forfeitures. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied in the manner determined by the Committee to reduce Employer Matching Contributions and/or to pay expenses incident to the administration of the Plan and Trust. Prior to such application, forfeited amounts shall be invested in the Investment Fund(s) determined by the Committee.

     4.4 Valuation of Accounts. All amounts contributed to the Trust Fund shall be invested as soon as administratively feasible following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.

     4.5 Limitations and Corrections.

          (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

          (1) “Annual Additions” of a Member for any Limitation Year shall mean the total of (A) the Employer Contributions, Before-Tax Contributions, and forfeitures, if any, allocated to such Member’s Accounts for such year, (B) Member’s contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

          (2) “415 Compensation” shall mean the total of all amounts paid by the Employer to or for the benefit of a Member for services rendered or labor performed for the Employer, which are required to be reported on the Member’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

                         (A) The following shall be included:

                    (i) elective deferrals (as defined in section 402(g)(3) of the Code) from compensation to be paid by the Employer to the Member; and

                    (ii) any amount which is contributed or deferred by the Employer at the election of the Member and which is not includible in the gross income of the Member by reason of section 125 of the Code; and

                    (iii) Any amounts that are not includable in the gross income of a Member under a salary reduction agreement by reason of the application of section 132(f) of the Code.

                         (B) The 415 Compensation of any Member taken into account for purposes of the Plan shall be limited to $160,000 for any Plan Year with such limitation to be:

                    (i) adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

                    (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

          (3) “Limitation Year” shall mean the Plan Year.

          (4) “Maximum Annual Additions” of a Member for any Limitation Year shall mean the lesser of (A) $30,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by section 415(d) of the Code) or (B) 25% of such Member’s 415 Compensation during such Limitation Year, except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

          (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member’s Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year. If as a result of a reasonable error in estimating a Member’s compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Member’s Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Member for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Member’s Accounts shall be disposed of as follows:

          (1) First, by returning to such Member any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Member that would not have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Member, adjusted for income or loss allocated thereto;

          (2) Next, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Member that would have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Member, adjusted for income or loss allocated thereto, and the Employer Matching Contributions that would have been allocated to such Member’s Accounts based upon such distributed Before-Tax Contributions shall be treated as a forfeiture.

          (c) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a “Controlled Entity” (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Member’s Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Member for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

          (d) In the case of a Member who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in Paragraph (d) above), the Employer shall reduce the Annual Additions credited to the Accounts of such Member under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded. Further, this Paragraph shall not apply for Limitation Years beginning after December 31, 1999.

          (e) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Compensation deferral elections pursuant to Section 3.1 of affected Members may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

V.

Investment of Accounts

     5.1 Investment of Accounts.

          (a) Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to each of his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee. A Member may designate one of such Investment Funds for all the amounts allocated to such Account or he may split the investment of the amounts allocated to his Accounts between such Investment Funds in such increments as the Committee may prescribe. If a Member fails to make a designation, then his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

          (b) A Member may change his investment designation for future contributions to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

          (c) A Member may elect to convert his investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

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VI.

Retirement Benefits

     6.1 Retirement Benefits. A Member who terminates his employment on or after his Normal Retirement Date shall be entitled to a retirement benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Member’s Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

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VII.

Disability Benefits

     7.1 Disability Benefits. In the event a Member’s employment is terminated, and such Member is totally and permanently disabled, as determined pursuant to Section 7.2, such Member shall be entitled to a disability benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Member’s Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

     7.2 Total and Permanent Disability Determined. A Member shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary), that such Member is permanently incapable of performing his job for physical or mental reasons.

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VIII.

Severance Benefits and Determination of Vested Interest

     8.1 No Benefits Unless Herein Set Forth. Except as set forth in this Article, upon termination of employment of a Member prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death, such Member shall acquire no right to any benefit from the Plan or the Trust Fund.

     8.2 Severance Benefit. Each Member whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death shall be entitled to a severance benefit, payable at the time and in the form provided in Article X, equal to his Vested Interest in the value of his Accounts on his Benefit Commencement Date. A Member’s Vested Interest in any contribution allocable to his Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

     8.3 Determination of Vested Interest.

          (a) A Member shall have a 100% Vested Interest in his Before-Tax Account and Rollover Contribution Account, if any, at all times.

          (b) A Member’s Vested Interest in his Employer Contribution Account shall be determined by such Member’s years of Vesting Service in accordance with the following schedule:

Years of Vesting Service			Vested Interest
Less than	1	year	0%
	1	year	20%
	2	years	40%
	3	years	60%
	4	years	80%
	5	years or more	100%

          (c) Paragraph (b) above notwithstanding, a Member shall have a 100% Vested Interest in his Employer Contribution Account (1) upon the attainment of his Normal Retirement Date while employed by the Employer or a Controlled Entity, (2) upon the termination of his employment with the Employer at a time when he is totally and permanently disabled (as defined in Section 7.2), (3) upon the death of such Member while an Employee, or (4) if such Member is an affected Member, the occurrence of an event described in, under the conditions set forth in, Section 17.2.

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     8.4 Crediting of Vesting Service.

          (a) Subject to the remaining Paragraphs of this Section, an individual shall be credited with Vesting Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

          (b) Paragraph (a) above notwithstanding, if an individual terminates his Service (at a time other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

          (c) Paragraph (a) above notwithstanding, if an individual terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

     8.5 Forfeiture of Vesting Service.

          (a) In the case of an individual who terminates employment at a time when he has a 0% Vested Interest in his Employer Contribution Account and who then incurs a Period of Severance that equals or exceeds the greater of five years or his aggregate Period of Service completed before such Period of Severance, such individual’s Period of Service completed before such Period of Severance shall be forfeited and completely disregarded in determining his years of Vesting Service.

          (b) In the case of a Member who terminates employment with the Employer at a time when he has a Vested Interest of more than 0% but less than 100% and who then incurs a Period of Severance of five consecutive years, such Member’s years of Vesting Service completed after such Period of Severance shall be disregarded for purposes of determining such Member’s Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf before such Period of Severance, but his years of Vesting Service completed before such Period of Severance shall not be disregarded in determining his Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf after such Period of Severance.

          (c) A Member who terminates employment with the Employer at a time when he has a 100% Vested Interest shall not forfeit any of his Vesting Service for purposes of determining such Member’s Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf.

     8.6 Forfeitures of Nonvested Account Balance.

          (a) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account that is less than 100% and receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the nonvested portion of such terminated Member’s Employer

VIII-2

Contribution Account as of his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date.

          (b) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account less than 100% and who is not otherwise subject to the forfeiture provisions of Paragraph (a) above (or Section 8.8 below), the nonvested portion of his Employer Contribution Account shall be forfeited as of the earlier of (1) the date the Member completes a Period of Severance of five consecutive years or (2) the date of the terminated Member’s death.

     8.7 Restoration of Forfeited Account Balance. In the event that the nonvested portion of a terminated Member’s Employer Contribution Account becomes a forfeiture pursuant to Section 8.6, the terminated Member shall, upon subsequent reemployment with the Employer prior to incurring a Period of Severance of five consecutive years, have the forfeited amount restored to such Member’s Employer Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Member repays in cash an amount equal to the amount so distributed to him pursuant to Section 8.6 within five years from the date the Member is reemployed. Any such restoration shall be made as soon as administratively feasible following the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Section shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored that would otherwise be available to reduce Employer Matching Contributions. If such forfeitures otherwise available are not sufficient to provide such restoration, the Employer shall make a special contribution to the Plan of the portion of such restoration not provided by forfeitures (which special contribution shall be made without regard to current or accumulated earnings and profits).

     8.8 Special Formula for Determining Vested Interest for Partial Accounts. With respect to a Member whose Vested Interest in his Employer Contribution Account is less than 100% and who makes a withdrawal from or receives a termination distribution from his Employer Contribution Account other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amount remaining in his Employer Contribution Account shall continue to be maintained as a separate account. At any relevant time, such Member’s nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

X=P(AB + (R x D)) — (R x D)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Member’s Vested Interest in his Employer Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Member’s separate account shall be treated as an Employer Contribution Account. Upon his incurring a Period of Severance of five consecutive years, the forfeitable portion of a Member’s separate account and Employer Contribution Account shall be

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forfeited as of the end of the Plan Year during which the Member completes such Period of Severance if not forfeited earlier pursuant to the provisions of Section 8.6.

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IX.

Death Benefits

     9.1 Death Benefits. Upon the death of a Member while an Employee, the Member’s designated beneficiary shall be entitled to a death benefit, payable at the time and in the form provided in Article X, equal to the value of the Member’s Accounts on his Benefit Commencement Date. Any contribution allocable to a Member’s Accounts after his Benefit Commencement Date shall be distributed, if the death benefit was paid in a lump sum, or used to increase his payments, if the death benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

     9.2 Designation of Beneficiaries.

         (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Member by execution and filing of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death has designated an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such surviving spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirement of further consent by such spouse, and (C) is witnessed by a Plan representative (other than the Member) or a notary public or (2) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such surviving spouse shall be irrevocable.

         (b) If no beneficiary designation is on file with the Committee at the time of the death of the Member or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

        (1) If a Member leaves a surviving spouse, his designated beneficiary shall be such surviving spouse; and

        (2) If a Member leaves no surviving spouse, his designated beneficiary shall be (A) such Member’s executor or administrator or (B) his heirs at law if there is no administration of such Member’s estate.

         (c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Member is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void

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unless the contrary is expressly stated in writing filed with the Committee by the Member. The interest of such divorced spouse failing hereunder shall vest in the persons specified in Paragraph (b) above as if such divorced spouse did not survive the Member.

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X.

Time and Form of Payment of Benefits

     10.1 Determination of Benefit Commencement Date.

         (a) Subject to the provisions of the remaining Paragraphs of this Section, a Member’s Benefit Commencement Date shall be the date that is as soon as administratively feasible after the date the Member or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII, or IX.

         (b) Unless (1) the Member has attained age sixty-five or died, (2) the Member consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (3) the Member’s Vested Interest in his Accounts is not in excess of $5,000, the Member’s Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the earlier of the date the Member attains age sixty-five or the Member’s date of death, or such earlier date as the Member may elect by written notice to the Committee prior to such date. No less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Member of his right to defer his Benefit Commencement Date and shall describe the Member’s Direct Rollover election rights pursuant to Section 10.3 below.

         (c) A Member’s Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Member attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer or a Controlled Entity.

         (d) A Member’s Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

        (1) April 1 of the calendar year following the later of (A) the calendar year in which such Member attains the age of seventy and one-half or (B) the calendar year in which such Member terminates his employment with the Employer (provided, however, that clause (B) of this sentence shall not apply in the case of a Member who is a “five-percent owner” (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Member attains the age of seventy and one-half); and

        (2) In the case of a benefit payable pursuant to Article IX, the last day of the five-year period following the death of such Member.

The provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder.

         (e) Subject to the provisions of Paragraph (d), a Member’s Benefit Commencement Date shall not occur unless the Article VI, VII, VIII, or IX event entitling the Member (or his beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Member is employed by the Employer or any Controlled Entity (irrespective of whether the Member has become entitled to a distribution of his benefit pursuant to Article VI, VII, VIII, or IX).

     10.2 Form of Payment and Payee.

         (a) Subject to the provisions of Paragraph (b) below, a Member’s benefit shall be provided from the balance of such Member’s Accounts under the Plan and shall be paid in cash in one lump sum on the Member’s Benefit Commencement Date. Except as provided in Section 19.4, the Member’s benefit shall be paid to the Member unless the Member has died prior to his Benefit Commencement Date, in which case the Member’s benefit shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2.

         (b) Benefits shall be paid (or transferred pursuant to Section 10.3) in cash except that a Member (or his designated beneficiary or legal representative in the case of a deceased Member) may elect to have the portion of his Accounts invested in Company Stock paid (or transferred pursuant to Section 10.3) in full shares of Company Stock with any balance (including fractional shares of Company Stock) to be paid or transferred in cash. Conversions of Company Stock to cash and cash to Company Stock shall be based upon the value of Company Stock on the Member’s Benefit Commencement Date.

     10.3 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan’s loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

     10.4 Unclaimed Benefits. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.7.

     10.5 Claims Review.

         (a) In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days after receipt of such claim for Plan benefits (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period and the claimant is informed of such extension in writing within the original ninety-day period), which notice shall:

        (1) State the specific reason or reasons for the denial or modification;

        (2) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

        (3) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

        (4) Explain the Plan’s claim review procedure described in Paragraph (b) below.

         (b) In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee’s decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

XI.

In-Service Withdrawals

     11.1 In-Service Withdrawals.

         (a) A Member may withdraw from his Rollover Contribution Account any or all amounts held in such Account at any time.

         (b) A Member who has attained age fifty-nine and one-half may withdraw from his Accounts an amount not exceeding his Vested Interest. Such withdrawal shall come, first, from the Member’s Rollover Contribution Account, second, from his Vested Interest in his Employer Contribution Account and, finally, from his Before-Tax Account.

         (c) A Member who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the Paragraphs above and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Article XII and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Employer Contribution Account and his Before-Tax Account amounts not to exceed the lesser of (1) such Member’s Vested Interest in such Accounts or (2) the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. Such withdrawal shall come, first, from the Member’s Vested Interest in his Employer Contribution Account and, second, from his Before-Tax Account. For purposes of this Paragraph, financial hardship shall mean the immediate and heavy financial needs of the Member. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Member’s financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. The decision of the Committee shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

        (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member’s spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

        (2) Costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

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        (3) Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Member or the Member’s spouse, children, or dependents (as defined in section 152 of the Code);

        (4) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence; or

        (5) Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, (1) withdrawals under this Paragraph from a Member’s Before-Tax Account shall be limited to the sum of the Member’s Before-Tax Contributions to the Plan, less any previous withdrawals of such amounts, and (2) Employer Contributions utilized to satisfy the restrictions in Section 3.1(e), and income allocable thereto, shall not be subject to withdrawal. A Member who makes a withdrawal under this Paragraph may not make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Controlled Entity for a period of twelve months following the date of such withdrawal. Further, such Member may not make elective contributions under the Plan or any other plan maintained by the Employer or any Controlled Entity for such Member’s taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in Section 3.1(d) for such next taxable year less the amount of such Member’s elective contributions for the taxable year of the withdrawal.

     11.2 Restriction on In-Service Withdrawals.

         (a) Notwithstanding the provisions of this Article, not more than one withdrawal pursuant to Section 11.1 (other than Paragraph (c) thereof) may be made in any one Plan Year and no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan.

         (b) If a Member’s Account from which a withdrawal is made is invested in more than one Investment Fund, the Member shall designate which Investment Fund, or combination of Investment Funds, from which the withdrawal shall be made. In the absence of such designation, the withdrawal shall be made pro rata from each Investment Fund in which such Account is invested.

         (c) All withdrawals under this Article shall be paid in cash.

         (d) Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in Section 10.3.

         (e) This Article shall not be applicable to a Member following termination of employment and the amounts in such Member’s Accounts shall be distributable only in accordance with the provisions of Article X.

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XII.

Loans

     12.1 Eligibility for Loan. Upon application by (1) any Member who is an Employee or (2) any Member no longer employed by the Employer, a beneficiary of a deceased Member or an alternate payee under a qualified domestic relations order, as defined in section 414(p)(8) of the Code, who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a “Member” for purposes of this Article), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member. Such loans shall be made pursuant to the provisions of the Committee’s written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

     12.2 Maximum Loan.

         (a) A loan to a Member may not exceed 50% of the then value of such Member’s Vested Interest in his Accounts.

         (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Article shall not exceed an amount equal to the difference between:

        (1) The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member’s total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

        (2) The total outstanding loan balance of the Member under all other loans from all qualified plans of the Employer or a Controlled Entity.

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XIII.

Administration of the Plan

     13.1 Appointment of Committee. The general administration of the Plan shall be vested in the Committee which shall be appointed by the CEO and shall consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee. For purposes of the Act, the Committee shall be the Plan “administrator” and shall be the “named fiduciary” with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

     13.2 Term, Vacancies, Resignation, and Removal. Each member of the Committee shall serve until he resigns, dies, or is removed by the CEO. At any time during his term of office, a member of the Committee may resign by giving written notice to the CEO and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the CEO with or without cause, and the CEO may in his discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or a Controlled Entity.

     13.3 Officers, Records, and Procedures. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual’s interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

     13.4 Meetings. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

     13.5 Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the CEO shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

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     13.6 Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

     13.7 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

        (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

        (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

        (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;

        (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

        (e) To determine in its discretion all questions relating to eligibility;

        (f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

        (g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

        (h) To furnish the Employer any information necessary for the preparation of such Employer’s tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

        (i) To require and obtain from the Employer and the Members any information or data that the Committee determines is necessary for the proper administration of the Plan;

        (j) To instruct the Trustee as to the loans to Members pursuant to the provisions of Article XII;

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        (k) To appoint investment managers pursuant to Section 15.5;

        (l) To receive and review reports from the Trustee and from investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

        (m) To establish or designate Investment Funds as investment options as provided in Article V; and

        (n) To direct the Trustee as to the exercise of rights or privileges to acquire, convert, or exchange Company Stock pursuant to Section 5.4.

     13.8 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member’s Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee’s duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

     13.9 Temporary Restrictions. In order to ensure an orderly transition in the transfer of assets to the Trust Fund from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan, the Committee may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Investment Fund to another Investment Fund, or such other activity as the Committee deems appropriate; provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law.

     13.10 Indemnification. The Company shall indemnify and hold harmless each member of the Committee and each Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

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XIV.

Trustee and Administration of Trust Fund

     14.1 Appointment, Resignation, Removal, and Replacement of Trustee.

             (a) The Trustee shall be appointed, removed, and replaced by and in the sole discretion of the Committee. The Trustee shall be the “named fiduciary” with respect to investment of the Trust Fund’s assets.

             (b) Any Trustee may resign at any time by giving at least thirty days’ written notice of such resignation to the Committee. Any Trustee may be removed, with or without cause, by the Committee on written notice of such removal to such Trustee. The Committee may appoint a successor Trustee by authorizing the execution of a new Trust Agreement with the successor Trustee, a copy of which shall be delivered to the former Trustee. If there would be no other Trustee then acting, the actual appointment and qualification of a successor Trustee to whom the Trust Fund may be transferred are conditions which must be fulfilled before the resignation or removal of a Trustee shall become effective. The Committee may by resolution increase or decrease the number of Trustees at any time acting hereunder.

     14.2 Trust Agreement. As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement with Merrill Lynch Trust Company, FSB as Trustee. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company deems advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.

     14.3 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, direct expenses of the Employer and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee’s compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose members are participants in the Plan, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

     14.4 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Member, but the maintenance of an

XIV-1

Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

     14.5 Distributions from Members’ Accounts. Distributions from a Member’s Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Member or for his benefit shall be debited to such Member’s Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

     14.6 Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

     14.7 No Benefits to the Employer. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Members and their beneficiaries and of defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Employer other than those specifically given hereunder.

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XV.

Fiduciary Provisions

     15.1 Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

     15.2 General Allocation of Fiduciary Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The CEO shall have the sole authority to appoint and remove members of the Committee, and the Committee shall have the sole authority to appoint and remove the Trustee. In addition, except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein and in the Trust Agreement, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

     15.3 Fiduciary Duty. Each fiduciary under the Plan, including, but not limited to, the Committee and the Trustee as “named fiduciaries,” shall discharge his duties and responsibilities with respect to the Plan:

        (a) Solely in the interest of the Members, for the exclusive purpose of providing benefits to Members and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust;

        (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

        (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

        (d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a “prohibited transaction” as provided in section 4975 of the Code or section 406 of the Act.

     15.4 Delegation of Fiduciary Duties. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must specify in writing the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the

XV-1

delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

     15.5 Investment Manager. The Committee may, in its sole discretion, appoint an “investment manager,” with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

        (a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A(a) of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (3) a bank, as defined in the Investment Advisers Act of 1940, or (4) an insurance company qualified to do business under the laws of more than one state; and

        (b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within the Committee’s sole discretion.

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XVI.

Amendments

     16.1 Right to Amend. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Committee may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers.

     16.2 Limitation on Amendments. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan’s exclusive purpose of providing benefits to Members and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Member. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

XVI-1

XVII.

Discontinuance of Contributions, Termination,
Partial Termination, and Merger or Consolidation

     17.1 Right to Discontinue Contributions, Terminate, or Partially Terminate. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Committee realizes that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Committee shall have the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. The Trustee shall be notified of such discontinuance, termination, or partial termination.

     17.2 Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination.

         (a) If the Plan is amended so as to permanently discontinue Employer Contributions, or if Employer Contributions are in fact permanently discontinued, the Vested Interest of each affected Member shall be 100%, effective as of the date of discontinuance. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

         (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Member shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

         (c) Upon discontinuance of contributions, termination, or partial termination, any previously unallocated contributions, forfeitures, and net income (or net loss) shall be allocated among the Accounts of the Members on such date of discontinuance, termination, or partial termination according to the provisions of Article IV. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances of the Accounts are distributed.

         (d) In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Member for whom the Plan is so terminated, or who is affected by such partial termination, to such Member, subject to the time of payment, form of payment, and consent provisions of Article X.

     17.3 Merger, Consolidation, or Transfer. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Member would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.

XVII-1

XVIII.

Participating Employers

     18.1 Designation of Other Employers.

         (a) The Committee may designate any entity or organization eligible by law to participate in the Plan and the Trust as an Employer by written instrument delivered to the Secretary of the Company, the Trustee, and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan and the Trust Agreement.

         (b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and Trust Agreement and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

         (c) The provisions of the Plan and the Trust Agreement shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that (1) the power to appoint or otherwise affect the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Committee alone and (2) the power to appoint or otherwise affect the Committee shall be exercised by the CEO alone.

         (d) Transfer of employment among Employers shall not be considered a termination of employment hereunder, and Service with one shall be considered as Service with all others.

         (e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart that is communicated in writing to the Secretary of the Company, the Trustee, and to the Committee, terminate its participation in the Plan and the Trust. Moreover, the Committee may, in its discretion, terminate an Employer’s Plan and Trust participation at any time by written instrument delivered to the Secretary of the Company, the Trustee, and the designated Employer.

     18.2 Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries.

XVIII-1

XIX.

Miscellaneous Provisions

     19.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person’s right to terminate his employment at any time.

     19.2 Alienation of Interest Forbidden. Except as otherwise provided with respect to “qualified domestic relations orders” and certain judgments and settlements pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any “qualified domestic relations order,” including an order that requires distributions to an alternate payee prior to a Member’s “earliest retirement age” as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

     19.3 Uniformed Services Employment and Reemployment Rights Act Requirements. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

     19.4 Payments to Minors and Incompetents. If a Member or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Member or beneficiary for the account of such Member or beneficiary. If no guardian or conservator has been appointed for such Member or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Member or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

     19.5 Acquisition and Holding of Company Stock. The Plan is specifically authorized to acquire and hold up to 100% of its assets in Company Stock so long as Company Stock is a “qualifying employer security,” as such term is defined in Section 407(d)(5) of the Act.

XIX-1

     19.6 Member’s and Beneficiary’s Addresses. It shall be the affirmative duty of each Member to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Member fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

     19.7 Incorrect Information, Fraud, Concealment, or Error. Any contrary provisions of the Plan notwithstanding, if, because of a human or systems error, or because of incorrect information provided by or correct information failed to be provided by, fraud, misrepresentation, or concealment of any relevant fact (as determined by the Committee) by any person the Plan enrolls any individual, pays benefits under the Plan, incurs a liability or makes any overpayment or erroneous payment, the Plan shall be entitled to recover from such person the benefit paid or the liability incurred, together with all expenses incidental to or necessary for such recovery.

     19.8 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. In such case, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     19.9 Jurisdiction. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

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XX.

Top-Heavy Status

     20.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

     20.2 Definitions. For purposes of this Article, the following terms and phrases shall have these respective meanings:

         (a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual’s account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

         (b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

         (c) Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

         (d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group which includes the Plan.

         (e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

         (f) Key Employee: A “key employee” as defined in section 416(i) of the Code and the Treasury regulations thereunder.

         (g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

         (h) Remuneration: 415 Compensation as defined in Section 4.5(a)(2).

         (i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants’ accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

     20.3 Top-Heavy Status.

         (a) The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Members who are Key Employees exceeds 60% of the sum of Account Balances of all Members unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

         (b) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

        (1) The lesser of (A) 3% of such Member’s Remuneration for such Plan Year or (B) a percent of such Member’s Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee’s Before-Tax Account and Employer Contribution Account for such Plan Year by such Key Employee’s Remuneration; reduced by

        (2) The amount of Employer Safe Harbor Contributions, if any, allocated to such Member’s Accounts pursuant to Section 4.2(c) for such Plan Year.

The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Member employed on the last day of such Plan Year shall be made regardless of whether such Member is otherwise ineligible to receive an allocation of the Employer’s contributions for such Plan Year. If such forfeitures otherwise available are not sufficient to provide such restoration, the Employer shall make a special contribution to the Plan of the portion of such restoration not provided by forfeitures (which special contribution shall be made without regard to current or accumulated earnings and profits). Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer’s contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting “4%” in lieu of “3%” in Clause (1) hereof to the extent that the Committee determines to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Member receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Member accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

     20.4 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy.

     20.5 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

EXECUTED this              day of                         , 2001.

GROUP 1 AUTOMOTIVE, INC.

By:

APPENDIX A

     This Appendix A shall apply to the After-Tax Accounts of Members in lieu of certain otherwise applicable provisions of the Plan. To the extent the provisions of this Appendix A conflict with other provisions of the Plan, this Appendix A shall control with respect to the After-Tax Accounts of Members.

1. Definitions. For purposes of this Appendix A, the following definitions shall apply:

     (a) After-Tax Account: An individual account for a Member, which is credited with amounts transferred to the Plan from a Transferor Plan that are attributable to after-tax contributions to such Transferor Plan, and which is credited with (or debited for) such account’s allocation of net income (or net loss) and changes in value of the Trust Fund.

     (b) Transferor Plan: A plan that transfers assets to the Plan as a result of the merger of such plan into the Plan or a spin off from such plan into the Plan.

2. In-Service Withdrawals Applicable to After-Tax Accounts. In addition to the in-service withdrawal rights set forth in Article XI of the Plan, a Member may withdraw any or all amounts held in his After-Tax Account at any time, subject to the provisions of Section 11.2 of the Plan except that the requirement in Section 11.2(a) that only one withdrawal may be made in any Plan Year shall not be applicable.

APPENDIX B

SPECIAL VESTING PROVISIONS
APPLICABLE TO FORMER PARTICIPANTS IN
KEY FORD, INC. NADART SALARY DEFERRAL
401K PROFIT SHARING PLAN

     The determination of the Vested Interest in his Employer Contribution Account of a former participant in the Key Ford, Inc. NADART Salary Deferral 401K Profit Sharing Plan (such plan being hereinafter referred to as the “Key Ford Plan” and such a former participant being hereinafter referred to as a “Key Ford Plan Participant”) who had his account balance transferred to the Plan from the Key Ford Plan in connection with the merger of the Key Ford Plan into the Plan, effective March 1, 2000, shall be subject to the following special provisions in lieu of, or in addition to, the provisions of Section 8.3(b) of the Plan:

1. Each Key Ford Plan Participant with three or more years of service as of March 1, 2000 (as determined under the provisions of the Key Ford Plan without regard to any exceptions permitted under Section 411(a)(4) of the Code) (an “After-Tax Key Ford Plan Participant”) shall have at all times a 100% vested and nonforfeitable interest in amounts credited to his Employer Contribution Account.

2. Each Key Ford Plan Participant who is not an After-Tax Key Ford Plan Participant shall have his Vested Interest in his Employer Contribution Account determined in accordance with the provisions of Section 8.3 of the Plan; provided, however, that in no case shall such Participant’s Vested Interest be less than his vesting percentage under the Key Ford Plan on March 1, 2000.